SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): January 1, 2002

                             Banner Corporation
                          ------------------------
           (Exact name of registrant as specified in its charter)


      Washington                    0-26584                   91-1632900
---------------------------        -----------           --------------------
State or other jurisdiction        Commission            (I.R.S. Employer
     of incorporation              File Number            Identification No.)

10 S. First Avenue, Walla Walla, Washington                      99362
-------------------------------------------                    ----------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number (including area code)  (509) 527-3636

                                 Not Applicable
------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     Effective January 1, 2002, Banner Corporation ("Corporation") consummated the previously announced acquisition of Oregon Business Bank ("OBB"). The acquisition was accomplished by the merger of OBB with and into the Corporation's financial institution subsidiary, Banner Bank. Stockholders of OBB received $18.75 in cash in exchange for each share of their OBB common stock, for total cash consideration of $10,000,000.

     Additional information concerning the acquisition is contained in the press release issued by the Corporation on January 15, 2002, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

        2 Agreement and Plan of Merger dated as of September 25, 2001 by and among Banner Corporation and Banner Bank and Oregon Business Bank (incorporated by reference to Exhibit 2 to the Corporation's Form 8-K filed September 26, 2001).

       99     Press Release dated January 15, 2002.

                                 SIGNATURES
                                 ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     BANNER CORPORATION


DATE: January 15, 2002               By: /s/Gary Sirmon
                                         ------------------------------
                                         Gary Sirmon
                                         President

                                Exhibit 99

Tuesday January 15, 6:00 am Eastern Time
Press Release

SOURCE: Banner Corporation

Banner Corporation Completes Oregon Business Bank Acquisition

WALLA WALLA, Wash.--(BUSINESS WIRE)--Jan. 15, 2002--Banner Corporation (Nasdaq:BANR - news), the parent company of Banner Bank, today announced it has completed the acquisition of Oregon Business Bank (OBB) of Lake Oswego, Oregon. The $10.0 million cash transaction closed on schedule, January 1, 2002.

``We are excited to welcome Oregon Business Bank as a division of our franchise, Banner Bank. The addition of OBB increases and strengthens the services we can make available to the Portland-area customers of our growing construction and mortgage lending subsidiary, Community Financial Corporation, as well as expands our position in the vital I-5 corridor,'' said Gary Sirmon, President and Chief Executive Officer of Banner Corporation. ``Oregon Business Bank was the fastest growing financial institution in Oregon in 2000 and experienced additional strong growth during 2001. We expect this growth to continue, especially given the additional resources available to OBB as a division of Banner Bank. The acquisition should be immediately accretive to earnings and return on equity.''

``This combination will improve our ability to serve customers in the Portland metropolitan area, as well as provide efficiencies and cost savings for back office functions,'' said James W. Shires, President of the Oregon Business Bank Division. ``I am delighted to be a part of the Banner organization as are all the staff members of OBB.''

A state-chartered commercial bank, opened in October 1999, Oregon Business Bank had $38.8 million in assets at December 31, 2001. OBB specializes in meeting the financial needs of small and medium sized businesses as well as professionals in its market area.

Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from stated objectives. These factors include but are not limited to: competition in the financial services market for both deposits and loans as well as regional and general economic conditions; and Banner's ability to successfully complete consolidation and conversion activities, incorporate acquisitions into its operations, retain key employees, increase its customer base, achieve cost savings and successfully generate commercial, consumer and real estate loans. Banner undertakes no responsibility to update or revise any forward-looking statements.

---------------------
Contact:

     Banner Corporation
     Gary Sirmon
     President and CEO
     (509) 527-3636